AXA EQUITABLE
1290 Avenue of the Americas, New York, NY 10104

☐ AXA Equitable Life Insurance Company
☐ MONY Life Insurance Company of America

# TERM POLICY/RIDER CONVERSION OR PURCHASE OPTION APPLICATION

"AXA Equitable" is the brand name of AXA Equitable Financial Services, LLC and its family of companies, including the AXA Equitable Life Insurance Company and MONY Life Insurance Company of America.

***Not for use if conversion involves an increase in face amount, change in rating or addition of new riders.***

**Original Policy Number(s)** ____________________ ____________________ ____________________

**New Plan Type** ____________________ **New Face Amount** ____________________

**Complete and attach Section B-Product Information for New Plan**

Is (are) the original policy(ies) attached? ☐ Yes ☐ No If "No," is (are) the original policy(ies) lost? ☐ Yes ☐ No

## TYPE OF CONVERSION/PURCHASE OPTION REQUEST

☐ Full Conversion (Entire amount of Term policy being converted)

☐ Partial Term Conversion (If allowed, balance of term coverage remaining after conversion to be continued with premium payment corresponding to remaining coverage only if the term coverage remaining meets minimum requirements.)

☐ Partial Term Conversion (Term coverage remaining after conversion to be discontinued)

☐ Term Rider Conversion

☐ Term Dividend Conversion

☐ Option to Purchase Additional Insurance (Purchase Option)

Check appropriate box and/or provide information as requested

i. ☐ Scheduled Purchase Option ☐ Advanced Privilege/Option B or C (at time other than the scheduled Option date)

ii. Option date used ____________________ (mm/dd/yyyy)

*Complete only if the Advanced Privilege/Option B or C box is checked.*

iii. Event

☐ Marriage Date ____________________ (mm/dd/yyyy) Name of Spouse ____________________

☐ Birth or finalized legal adoption of child

Name of child ____________________ Born ____________ (mm/dd/yyyy) Date of finalized adoption ____________ (mm/dd/yyyy)

If there are unearned premium(s) on the Term contract, would you like the unearned premium(s):

☐ Applied to the new contract Or ☐ Refunded to the Owner(s) of the Term contract?

## INSURED

1. Name First ____________ Middle ____________ Last ____________
2. Sex ☐ Male ☐ Female
3. Date of birth ____________ (mm/dd/yyyy)
4. SSN ____________
5. Are you currently disabled? ☐ Yes ☐ No
6. Primary residential address ____________ Bldg/Apt/Suite ____________

City/Municipality ____________ County/Parish* ____________ State ______ Zip ______

** County/Parish required in AL, FL, GA, KY, LA and SC*

## BENEFICIARY INFORMATION

7. If no contingent beneficiary is selected, the contingent beneficiary will be: (1) the Insured's surviving children, if any, in equal shares; or (2) if the Insured has no surviving children, the contingent beneficiary will be the Insured's estate. Total percentage must equal 100% for each category of beneficiary. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust (other than Owner), include full name and date of Trust.

| Full Name | Relationship to Insured | Beneficiary Type | (%) Percentage |
|---|---|---|---|
| | | ☐ Primary ☐ Contingent | |
| | | ☐ Primary ☐ Contingent | |
| | | ☐ Primary ☐ Contingent | |

## OWNER INFORMATION

8a. Is the Insured the Owner? ☐ Yes ☐ No (If "No," complete questions 8b and 9)

8b. Owner Name ____________ Date of Birth ____________ (mm/dd/yyyy) SS# ____________

9. Address: ____________________
No. & Street City State Zip Code

10. Email address of owner as stated in 8a or 8b ____________________

ICC11-AXA-TCONV
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X03591_ICC (06/19)

**OTHER INSURANCE**

11. Including any policies and riders with the Company checked on page 1, its affiliates and any other life insurance company:
   a. Do you have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
   b. Will the coverage applied for replace, change, or affect any existing policy(ies) or contracts? ☐ Yes ☐ No

*Complete as appropriate if either question 11a or b is "Yes" (Use remarks section if additional space is needed)*

| Name of Company | Total Amount (Face Plus Riders) | Year Issued | Policy/ Contract # | P-Personal G-Group B-Business A-Annuity | To Be Replaced Changed or Affected | 1035 Exchange |
|---|---|---|---|---|---|---|
| | | | | ☐ P ☐ B ☐ G ☐ A | ☐ Yes ☐ No | ☐ Yes ☐ No |
| | | | | ☐ P ☐ B ☐ G ☐ A | ☐ Yes ☐ No | ☐ Yes ☐ No |

**MILITARY SERVICE**

12. Are you a member of the armed forces, including the reserves? ☐ Yes ☐ No
(If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

**REMARKS**

**If additional space is needed, attach additional sheet(s) of paper with your name and signature.**

**AGREEMENT/ACKNOWLEDGEMENT**

The Owner(s) agree(s) that:

(1) For Term Policy or Term Rider conversion, this Application and any new policy is contingent on the cancellation of coverage for the same amount under the term policy or term rider.
(2) No insurance will be in effect under this request, or under any new policy issued by the Company checked on page 1, unless or until the policy has been delivered and accepted and the first full modal premium for the issued policy has been paid.
(3) The respective period for incontestability or suicide exclusion will be the same as the remaining period on the term life insurance policy or the policy from which the term rider is to be converted, if any.
(4) No financial professional has authority to modify this Agreement and/or waive any of our rights and/or requirements. The Company checked on page 1 shall not be bound by any information unless it is stated in this Application.
(5) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.
(6) If applicable, I (we) as the trustee(s) represent(s) that the Trust named as Owner is allowed to purchase life insurance and securities under the Trust document. I (We) further represent that beneficial interests in the Trust are only for parties who are related closely by blood or law, and who have a substantial interest in the Insured engendered by love and affection, or those who have a lawful and substantial economic interest in the continued life of the Insured.
(7) I (We) represent and certify to the Company checked on page 1 that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.

**AUTHORIZATION IF BANK DRAFT IS ELECTED**

I (We) request and authorize the Company checked on page 1 to charge my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company checked on page 1 and if charges are overlooked or inadvertently not made, the Company checked on page 1 may charge my (our) account at a later date for these missed charges provided the policy(ies) is active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company checked on page 1 upon 30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my (our) bank account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1. I (We) agree that this Plan may be terminated if any debit is not honored by my (our) Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, that the Company checked on page 1 shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.

ICC11-AXA-TCONV Page 2

| | |
|---|---|
| TAXPAYER IDENTIFICATION NUMBER CERTIFICATION | ***Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (We) am (are) exempt from backup withholding or (B) I (We) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien).***<br>***Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.*** |

| | |
|---|---|
| STATE FRAUD DISCLOSURES | **ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING AN INTENTIONALLY FALSE OR DECEPTIVE STATEMENT MAY BE GUILTY OF INSURANCE FRAUD.** |

## ACKNOWLEDGMENTS

**PLEASE INDICATE YOU HAVE REVIEWED THE QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.**

☐ **Section A.1-Proposed Insured 2 Information (Complete for IUL Survivorship Products only)**

**Section B-Product Information (must select at least 1 product)**

☐ Indexed Universal Life (IUL Protect)
☐ Indexed Universal Life (BrightLife® Grow)
☐ Variable Universal Life (Optimizer℠)
☐ Interest Sensitive Whole Life (ISWL)
☐ Variable Universal Life (Legacy℠)
☐ Survivorship Universal Life with Indexed Option (BrightLife® Protect Survivorship)
☐ Survivorship Indexed Universal Life (BrightLife® Grow Survivorship)
☐ Survivorship Variable Universal Life (SIL Legacy)

## SIGNATURES

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application.

| Signature of Owner(s) | Signed by Owner(s) in City, State | Dated on (mm/dd/yyyy) |
|---|---|---|

(If corporation, print firm's name, signature and title of authorized officer.)
(If Trust, signature of trustee.)

## FINANCIAL PROFESSIONAL TO COMPLETE THIS SECTION

I certify that I have asked and recorded completely and accurately the answers to all questions on this fully completed Application.

**For VUL Policies Only:**
Based on the information furnished by the Owner in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company checked on page 1 were used.

Signature of Licensed Financial Professional/Insurance Broker ______________________ Dated on ____________ (mm/dd/yyyy)

Print Licensed Financial Professional's Name/Insurance Broker Name ______________________________

ICC11-AXA-TCONV Page 3

## FINANCIAL PROFESSIONAL/BROKER CERTIFICATION

**INSURED/FINANCIAL PROFESSIONAL INFORMATION**

Brokerage Name/Agency Code ______

13. Did you: a. Verify the identity of the Owner by reviewing the driver's license/passport or other Government issued ID? ☐ Yes ☐ No

b. Inquire about the source of the Owner's assets and income? ☐ Yes ☐ No

c. Is the *policy/contract* for the benefit of a Politically Exposed Person (PEP)*? ☐ Yes ☐ No

If Yes, define PEP position and Country: ______

* A Politically Exposed Person (PEP) is defined as: 1. A current or former senior foreign (non-U.S.) political figure; 2. His/her immediate family members (e.g., parents, spouse, sibling, children, in-laws); 3. Close associates - People who are widely and publicly known to maintain a close relationship with the PEP, including people who are in a position to conduct substantial financial transactions on behalf of the PEP; 4. Any corporation, business or other entity that has been formed by, or for the benefit of, the PEP.

d. Select Commission Schedule (Applies only to VUL Optimizer℠ policies **without** the Cash Value Plus Rider.)

☐ Semi-Heaped or ☐ Heaped

| **Financial Professional(s) Name(s)** | **Financial Professional Number** | **%** | **Contact by** ☐ **Phone** ☐ **E-mail** ☐ **Fax** **Contact or E-mail Address** | **Annualize Commission Retail Only** |
|---|---|---|---|---|
| | | | | ☐ Do not prepay (4)<br>☐ Prepay (5) |
| | | | | ☐ Do not prepay (4)<br>☐ Prepay (5) |

**OWNER SUITABILITY INFORMATION**

**THESE QUESTIONS MUST BE COMPLETED BY AXA ADVISORS FINANCIAL PROFESSIONALS FOR VARIABLE AND INDEXED PRODUCTS ONLY. QUESTION 14 p. MUST BE COMPLETED BY ALL DISTRIBUTION CHANNELS.**

14. ***These questions MUST BE COMPLETED with respect to the OWNER***

a. Is the Owner affiliated with or employed by a member of FINRA? ☐ Yes ☐ No

b. Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months? ☐ Yes ☐ No
Plan # or Planning Tool Name: ______

c. Investment Time Horizon: ☐ < 5 years ☐ 5–9 years ☐ 10–14 years ☐ 15–19 years ☐ 20+ years

d. Investment Objective: (for this purchase only) ☐ Safety of Principal ☐ Income ☐ Income & Growth ☐ Growth ☐ Aggressive Growth

e. Risk Tolerance: (for this purchase only) ☐ Conservative ☐ Conservative-Plus ☐ Moderate ☐ Moderate-Plus ☐ Aggressive

f. Marital Status: ☐ Single ☐ Married ☐ Widowed ☐ Divorced ☐ Separated ☐ Domestic Partner

g. # of Dependents: ______

h. Federal Tax Bracket: ______%

i. Currently employed? ☐ Yes ☐ No ☐ Retired

j. Occupation ______

k. Liquid Net Worth $ ______ Est. Monthly Expenses $ ______ Est. Net Monthly Income $ ______

l. Estimated Gross Annual Household Income $______

m. Investments/Assets (prior to this investment):

☐ CDs $______
☐ Stocks $______
☐ Bonds $______
☐ Annuities $______
☐ Retirement Accounts $______
☐ Investment Real Estate (Net Equity) $______
☐ Other *(excluding primary residence)* $______

☐ Mutual Funds
☐ Income $______
☐ Growth $______
☐ Aggressive $______
☐ Other Funds $______

n. Total Investments/Assets $______
Cash (Checking, Savings, MMA) $______
**Total Investments/ Assets (above) and Cash** **$______**

o. Investment Experience (in years)—***Complete chart at right***

***Investment Experience Chart***

| | None | < 1 | 1–4 | 5+ |
|---|---|---|---|---|
| CDs | ☐ | ☐ | ☐ | ☐ |
| Stocks | ☐ | ☐ | ☐ | ☐ |
| Bonds | ☐ | ☐ | ☐ | ☐ |
| Annuities | ☐ | ☐ | ☐ | ☐ |
| Mutual Funds | ☐ | ☐ | ☐ | ☐ |

ICC11-AXA-TCONV Page 4

OWNER SUITABILITY INFORMATION

p. **Source of Funds for this purchase:** (Check box ***and*** circle sub-item(s)). If more than one box is checked, provide % breakdown. (Must add up to 100%)

- ☐ **Cash:** Death Claim, Gift, Inheritance, Checking, Savings, Money Market, Payroll Deduction, CDs: ______%
- ☐ **Borrowing:** Mortgage (including Reverse Mortgage), Personal Loan, Credit: ______%
- ☐ **NQ Annuity or Life Insurance:** (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal): ______%
- ☐ **Qualified Annuity:** (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal): ______%
- ☐ **401K, Pension Plans, Other Group Retirement Plans:** ______%
- ☐ **NQ:** Brokerage, Investment Advisory Assets, Mutual Fund Shares, UIT Shares, Stocks or Bonds: ______%
- ☐ **Qualified:** Brokerage, ERISA Plan, Investment Advisory Assets, Mutual Funds Shares, UIT Shares, Stocks or Bonds: ______%
- ☐ **Employer Contribution:** ______%
- ☐ **Other:** Sale of Car, Home, Business, or Other Asset (specify:______), Legal Settlement, Lottery/Gaming Proceeds, Other: ______: ______%

15. Are you a U.S. citizen? ☐ Yes ☐ No (If "No," please complete "a" and "b" or "c," where applicable)

a. Country of Citizenship ______ Date of Entry into the U.S. ______ (mm/dd/yyyy)

b. Residents with legal permanent status (Resident) in U.S. only

Green Card/Visa Type ______ Expiration Date ______ (mm/dd/yyyy)

c. Residents residing in the U.S. temporarily (Non-Resident) with valid Visa only

Visa #______ Visa Type ______ Expiration Date ______ (mm/dd/yyyy)

Form I-94 Expiration Date ______ (mm/dd/yyyy) Passport # ______

Complete Question 16 for all non-resident (foreign) Owners. If the Owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership or Trust established or organized under the laws of a state of the United States), then he, she or it may have to provide additional documentation, including IRS form W-8 BEN. Any foreign Owner (Individual, Trust, Corporation, Partnership, Other Entity) must have a US bank account).

16. U.S. bank name ______ Account # ______

**Purpose of Insurance**

17. Complete For Personal Insurance

☐ Income Replacement ☐ Mortgage/Debt Repayment ☐ Estate Planning ☐ Charitable/Giving ☐ Other ______

18. Type of Business: ☐ Sole Proprietorship ☐ Partnership ☐ Corporation ☐ Limited Liability Corporation ☐ Trust ☐ Estate

CERTIFICATION/ AGREEMENT

I certify that I have truly and accurately recorded all information supplied by Owner(s) onto this Application.

I, the agent, have confirmed the account holder name provided is the actual account holder of the bank information provided.

Signature of Licensed Financial Professional/Insurance Broker ______ Date ______ (mm/dd/yyyy)

Print Licensed Financial Professional/Insurance Broker's Name ______

License Number ______

ICC11-AXA-TCONV

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